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                                 EXHIBIT 10.70


                            DESCRIPTION OF LONG-TERM
                             PERFORMANCE BONUS PLAN

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                 DESCRIPTION OF LONG-TERM PERFORMANCE BONUS PLAN

     In 2000, the Compensation Committee established a long-term performance bonus plan to provide a long-term cash bonus opportunity to members of upper management, including executive officers, at the conclusion of fiscal year 2002 if FedEx achieved certain earnings-per-share targets established by the Compensation Committee with respect to the three-fiscal-year period 2000 through 2002. No bonuses were awarded in fiscal 2002 to upper management, including executive officers, under the long-term plan because of below-plan performance for the three-fiscal-year period.

     The Compensation Committee has established long-term performance bonus plans for the three-fiscal-year periods 2001 through 2003, 2002 through 2004 and 2003 through 2005, providing bonus opportunities for fiscal 2003, 2004 and 2005, respectively, if certain earnings-per-share targets are achieved with respect to those periods. No amounts can be earned for the 2001 through 2003, 2002 through 2004 and 2003 through 2005 plans until fiscal 2003, 2004 and 2005, respectively, because achievement of the earnings-per-share objectives can only be determined following the conclusion of the applicable three-fiscal-year period.

     Under the 2001 through 2003 long-term performance bonus plan, which provides a bonus opportunity for fiscal 2003, the average percentage of an individual's achievement of individual objectives under FedEx's annual bonus plan for the three-fiscal-year period will be used as an individual performance measure when calculating individual bonuses, except for Frederick W. Smith whose individual performance measure will be determined by the Compensation Committee. No individual performance measure will be used to calculate individual bonuses under the 2002 through 2004 and 2003 through 2005 long-term performance bonus plans.